Exhibit 1.1

SEMGROUP ENERGY PARTNERS, L.P.

6,000,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

New York, New York

February 13, 2008

CITIGROUP GLOBAL MARKETS INC.

LEHMAN BROTHERS INC.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

SemGroup Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 6,000,000 common units (the “Firm Units”), each representing a limited partner interest (the “Common Units”) in the Partnership. The Partnership also proposes to grant to the Underwriters an option to purchase up to 900,000 additional Common Units to cover over-allotments, if any (the “Option Units;” the Option Units, together with the Firm Units, being hereinafter called the “Units”). Certain terms used herein are defined in Section 20 hereof.

It is understood and agreed to by the parties hereto that certain crude oil gathering, transportation, terminalling and storage assets (collectively, “Crude Oil Assets”) and the operations and businesses associated with those assets (the “Crude Oil Business”) were contributed to the Partnership in July 2007 in connection with the Partnership’s initial public offering, as more particularly described in the Disclosure Package and the Prospectus (as defined herein).

It is further understood and agreed to by the parties hereto that on January 14, 2008, SemGroup Energy Partners Operating, L.L.C., a Delaware limited liability company and wholly-owned subsidiary of the Partnership (the “OLLC”), and SemMaterials, L.P., an Oklahoma limited partnership (“SemMaterials”), entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) whereby the OLLC will acquire all of the outstanding membership interests of SemMaterials Energy Partners, L.L.C., a Delaware limited liability company (the “Asphalt Sub”).

It is further understood and agreed to by the parties hereto that the following transactions will occur on or before the Closing Date (as defined in Section 3):

(a) SemMaterials and K.C. Asphalt, L.L.C., a Colorado limited liability company (“K.C. Asphalt”), will contribute substantially all of the domestic liquid asphalt cement terminalling and storage assets of SemMaterials (the “Acquired Assets,” and together with the operation of these assets, the “Asphalt Business”) to the Asphalt Sub pursuant to a Contribution Agreement (the “Contribution Agreement”);

(b) the OLLC will purchase the membership interests of the Asphalt Sub from SemMaterials as contemplated under the Purchase and Sale Agreement;

(c) SemMaterials and the Asphalt Sub will enter into the Terminalling and Storage Agreement (the “Terminalling Agreement”);

(d) SemMaterials, K.C. Asphalt and the Asphalt Sub will enter into the Terminal Access and Use Agreement (the “Access and Use Agreement”);

(e) SemGroup, SemManagement, L.L.C., a Delaware limited liability company (“SemManagement”), SemMaterials, the Partnership, SemGroup Energy Partners G.P., L.L.C., a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the Asphalt Sub will enter into the Amended and Restated Omnibus Agreement (the “Amended Omnibus Agreement”); and

(f) the credit agreement, dated as of July 20, 2007, by and among the Partnership, as borrower, certain subsidiaries of the Partnership, as Guarantors, Wachovia Bank, National Association, as administrative agent, and the other lenders party thereto (as the same will be supplemented, amended or restated at or prior to the Closing Date and together with the agreements, exhibits and attachments contemplated or included therein, the “Credit Agreement”), will be amended and restated.

The transactions contemplated by the Purchase and Sale Agreement and in subsections (a) through (f) above are collectively referred to herein as the “Transactions.” The Credit Agreement, the Purchase and Sale Agreement, the Terminalling Agreement, the Contribution Agreement, the Access and Use Agreement and the Amended Omnibus Agreement shall be collectively referred to as the “Transaction Documents.” The Partnership, the General Partner and the OLLC are hereinafter collectively referred to as the “Partnership Parties.” The Partnership, the General Partner, SemGroup Energy Partners Management, Inc., a Delaware corporation (“Employee Sub”), the OLLC, the Asphalt Sub, SemGroup Energy Partners, L.L.C., a Delaware limited liability company (“New SemCrude LLC”), SemPipe G.P., L.L.C., a Delaware limited liability company (“SemPipe GP”), and SemPipe, L.P., a Texas limited partnership (“SemPipe”), are hereinafter collectively referred to as the “Partnership Entities.” SemGroup, L.P., an Oklahoma limited partnership (“SemGroup”), SemManagement, K.C. Asphalt and SemMaterials are hereinafter collectively referred to as the “Parent Entities.” SemMaterials and K.C. Asphalt are hereinafter collectively referred to as the “Parent Seller Entities.” The Partnership Entities and the Parent Entities are collectively referred to as the “SemGroup Entities.”

This is to confirm the agreement among the Partnership Parties and the Underwriters concerning the purchase by the Underwriters of the Units from the Partnership.

1. Representations and Warranties. Each of the Partnership Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) Registration. The Partnership has prepared and filed with the Commission a registration statement (file number 333-148755) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including all amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Partnership will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein.

(b) No Material Misstatements or Omissions in Registration Statement or Prospectus. Each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the statements made by the Partnership in the Registration Statement and in any Preliminary Prospectus provided to the Underwriters for use in connection with the public offering of the Units, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated accretion, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7 hereof.

(c) No Material Misstatements or Omissions in Disclosure Package. (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(d) Eligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(f) Formation and Qualification. Each of the SemGroup Entities has been duly formed or incorporated and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case as described in the Disclosure Package and the Prospectus. Each of the Partnership Entities is, or at the Closing Date and each settlement date will be, duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as applicable and is in good standing under the laws of each jurisdiction which requires, or at the Closing Date and each settlement date will require, such qualification, except where the failure to be so qualified or registered would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, taken as a whole, whether or not arising from transactions in the ordinary course of business of the Partnership Entities (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.

(g) Power and Authority to Act as a General Partner. The General Partner has, and, on the Closing Date and each settlement date, will have, full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and Prospectus.

(h) Ownership of the General Partner. SemGroup Holdings, L.P., a Delaware limited partnership (“SemGroup Holdings”), owns, and on the Closing Date and each settlement date, will own, all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Date, the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and SemGroup Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except restrictions on transferability and other Liens as described in the Disclosure Package and the Prospectus).

(i) Ownership of the General Partner Interest in the Partnership. The General Partner is, and on the Closing Date and each settlement date, will be, the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as the same may be amended or restated at or prior to the Closing Date, the “Partnership Agreement”); and the General Partner owns, and on the Closing Date and each settlement date, will own, such general partner interest free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package and the Prospectus).

(j) Ownership of Subordinated Units and Incentive Distribution Rights. SemGroup Holdings owns, and on the Closing Date and each settlement date, will own

12,570,504 Subordinated Units (the “Subordinated Units”) and the General Partner owns, and on the Closing Date and each settlement date, will own 100% of the incentive distribution rights in the Partnership (the “IDRs”); all of such Subordinated Units and IDRs and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and have been fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Limited Partnership Act (the “Delaware LP Act”)); and SemGroup Holdings owns the Subordinated Units and the General Partner owns the IDRs, in each case free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package and the Prospectus).

(k) Valid Issuance of the Units. The Units that may be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).

(l) Capitalization. At the Closing Date, after giving effect to the offering of the Firm Units as contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership will consist of 20,375,000 Common Units, 12,570,504 Subordinated Units, 672,357 general partner units representing an aggregate 2% general partner interest in the Partnership (the “General Partner Units”) and the IDRs.

(m) Ownership of the OLLC. The Partnership owns, and on the Closing Date and each settlement date will own, all of the issued and outstanding membership interests of the OLLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the OLLC (as the same may be amended or restated at or prior to the Closing Date, the “OLLC LLC Agreement”) and have been fully paid (to the extent required by the OLLC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (other than those arising under the Credit Agreement).

(n) Ownership of the Asphalt Sub. On the Closing Date and each settlement date, after giving effect to the Transactions, the OLLC will own all of the issued and outstanding membership interests of the Asphalt Sub; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of the Asphalt Sub (as the same may be amended or restated at or prior to the Closing Date, the “Asphalt Sub LLC Agreement”) and will be fully paid (to the extent required by the Asphalt Sub LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the OLLC will own such membership interests free and clear of all Liens (other than those arising under the Credit Agreement).

(o) Ownership of New SemCrude LLC. The OLLC owns, and on the Closing Date and each settlement date will own, all of the issued and outstanding membership interests of New SemCrude LLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of New SemCrude LLC (as the same may be amended or restated at or prior to the Closing Date, the “New SemCrude LLC Agreement”) and have been fully paid (to the extent required by the New SemCrude LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the OLLC owns such membership interests free and clear of all Liens (other than those arising under the Credit Agreement).

(p) Ownership of SemPipe GP. New SemCrude LLC owns, and on the Closing Date and each settlement date will own, all of the issued and outstanding membership interests of SemPipe GP; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of SemPipe GP (as the same may be amended or restated at or prior to the Closing Date, the “SemPipe GP LLC Agreement”) and have been fully paid (to the extent required by the SemPipe GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and New SemCrude LLC owns such membership interests free and clear of all Liens (other than those arising under the Credit Agreement).

(q) Ownership of the General Partner Interest in SemPipe. SemPipe GP is, and on the Closing Date and each settlement date will be, the sole general partner of SemPipe with a 0.5% general partner interest in SemPipe; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of SemPipe (as the same may be amended or restated at or prior to the Closing Date, the “SemPipe Partnership Agreement”); and SemPipe GP owns such general partner interest free and clear of all Liens (other than those arising under the Credit Agreement).

(r) Ownership of the Limited Partner Interest in SemPipe. New SemCrude LLC owns, and on the Closing Date and each settlement date will own, a 99.5% limited partner interest in SemPipe; such limited partner interest has been duly authorized and validly issued in accordance with the SemPipe Partnership Agreement and is fully paid (to the extent required under the SemPipe Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 3.03, 5.02 and 6.07 of the Texas Revised Limited Partnership Act (the “Texas LP Act”); and New SemCrude LLC owns such limited partner interest free and clear of all Liens (other than those arising under the Credit Agreement).

(s) Ownership of Employee Sub. The General Partner owns, and on the Closing Date and each settlement date will own, all of the outstanding shares of capital stock of Employee Sub; all of such shares have been duly authorized and validly issued and are fully paid and nonassessable; and the General Partner owns such shares free and clear of all Liens (other than those arising under the Credit Agreement).

(t) No Other Subsidiaries. Other than its ownership of its 2.0% general partner interest in the Partnership, the IDRs and all of the outstanding shares of capital stock of Employee Sub, the General Partner will not, on the Closing Date and each settlement date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of a 100% membership interest in the OLLC, (ii) the OLLC’s ownership of a 100% membership interest in New SemCrude LLC, (iii) the OLLC’s ownership of a 100% membership interest in the Asphalt Sub, (iv) New SemCrude LLC’s ownership of SemPipe GP and (v) New SemCrude LLC’s ownership of a 99.5% limited partner interest, and SemPipe GP’s 0.5% general partner interest, in SemPipe, none of the Partnership, the OLLC, New SemCrude LLC, SemPipe GP or SemPipe will, on the Closing Date and each settlement date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(u) No Preemptive Rights, Registration Rights or Options. Except as set forth in the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Except for such rights that have been waived, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.

(v) Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units to the Underwriters, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus. On the Closing Date and each settlement date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the SemGroup Entities or any of their respective members, stockholders or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the SemGroup Entities of this Agreement, the Transaction Documents and the Asphalt Sub LLC Agreement and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Transaction Documents, shall have been validly taken.

(w) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(x) Enforceability of Operative Agreements. At or before the Closing Date:

(i) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(ii) the GP LLC Agreement has been duly authorized, executed and delivered by SemGroup Holdings and is a valid and legally binding agreement of SemGroup Holdings, enforceable against SemGroup Holdings in accordance with its terms;

(iii) the OLLC LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(iv) the New SemCrude LLC Agreement has been duly authorized, executed and delivered by the OLLC and is a valid and legally binding agreement of the OLLC, enforceable against the OLLC in accordance with its terms;

(v) the SemPipe GP LLC Agreement has been duly authorized, executed and delivered by New SemCrude LLC and is a valid and legally binding agreement of New SemCrude LLC, enforceable against New SemCrude LLC in accordance with its terms;

(vi) the SemPipe Partnership Agreement has been duly authorized, executed and delivered by SemPipe GP and New SemCrude LLC and is a valid and legally binding agreement of SemPipe GP and New SemCrude LLC, enforceable against SemPipe GP and New SemCrude LLC in accordance with its terms;

(vii) the Contribution Agreement has been duly authorized, executed and delivered by SemMaterials, K.C. Asphalt and the Asphalt Sub and is a valid and legally binding agreement of SemMaterials, K.C. Asphalt and the Asphalt Sub, enforceable against SemMaterials, K.C. Asphalt and the Asphalt Sub in accordance with its terms;

(viii) the Purchase and Sale Agreement has been duly authorized, executed and delivered by SemMaterials and the OLLC and is a valid and legally binding agreement of SemMaterials and the OLLC, enforceable against SemMaterials and the OLLC in accordance with its terms;

(ix) the Asphalt Sub LLC Agreement will have been duly authorized, executed and delivered by the OLLC and will be a valid and legally binding agreement of the OLLC, enforceable against the OLLC in accordance with its terms;

(x) the Credit Agreement will have been duly authorized, executed and delivered by the Partnership Entities party thereto and, assuming due authorization, execution and delivery by the other parties thereto, will be a valid and legally binding agreement of each of the Partnership Entities party thereto, enforceable against each of them in accordance with its terms;

(xi) the Amended Omnibus Agreement will have been duly authorized, executed and delivered by each of the SemGroup Entities party thereto and will be a valid and legally binding agreement of each of the SemGroup Entities party thereto, enforceable against each of them in accordance with its terms;

(xii) the Terminalling Agreement will have been duly authorized, executed and delivered by SemMaterials and the Asphalt Sub and will be a valid and legally binding agreement of SemMaterials and the Asphalt Sub, enforceable against SemMaterials and the Asphalt Sub in accordance with its terms; and

(xiii) the Access and Use Agreement will have been duly authorized, executed and delivered by the SemGroup Entities party thereto and will be a valid and legally binding agreement of the SemGroup Entities party thereto, enforceable against each of them party thereto in accordance with its terms;

provided, that, with respect to each agreement described in this Section 1(x), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

The Partnership Agreement, the GP LLC Agreement, the OLLC LLC Agreement, the New SemCrude LLC Agreement, the SemPipe GP LLC Agreement, the SemPipe Partnership Agreement, the Asphalt Sub LLC Agreement and the Transaction Documents are herein collectively referred to as the “Operative Agreements.”

(y) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the SemGroup Entities that are parties hereto or thereto, as the case may be, or (iii) the consummation of the Transactions and any other transactions contemplated by this Agreement, (A) conflicts or will conflict with or constitutes or will constitute a violation of the bylaws, partnership agreement, limited liability company agreement, certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other constituent document (collectively, the “Organizational Documents”) of any of the SemGroup Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the SemGroup Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the SemGroup Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the SemGroup Entities to consummate the Transactions or any other transactions provided for in this Agreement.

(z) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership Parties, the execution, delivery and performance by the Partnership Entities that are parties thereto of their respective obligations under the Operative Agreements or the consummation of the Transactions or any other transactions contemplated by this Agreement except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and blue sky laws of any jurisdiction, (ii) for such consents and approvals that have been, or prior to the Closing Date will be, obtained, (iii) for such consents and approvals that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) as disclosed in the Disclosure Package and the Prospectus.

(aa) No Defaults. None of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Partnership Entities or any of their properties or assets or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument relating to the Crude Oil Business or the Asphalt Business to which it is a party or by which it or any of its properties may be bound, which in the case of either (ii) or (iii) would, if continued, have a Material Adverse Effect.

(bb) Conformity of Units to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(cc) No Labor Dispute. Except as set forth in or contemplated in the Disclosure Package and the Prospectus, no labor problem or dispute with the SemGroup Entities’ employees who are engaged in the Crude Oil Business or in the Asphalt Business exists or is threatened or imminent, that could have a Material Adverse Effect.

(dd) Sufficiency of the Transaction Documents. The Transaction Documents will be legally sufficient to transfer or convey to the Partnership and its subsidiaries satisfactory title to, or valid rights to use or manage all properties not already held by it that are, individually or in the aggregate, required to enable the Partnership and its subsidiaries to conduct their operations in all material respects as contemplated by the Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described therein or contained in the Transaction

Documents. The Partnership and its subsidiaries, upon the consummation of the Transactions, will succeed in all material respects to the business, assets, properties, liabilities and operations described in the Transaction Documents, the Prospectus and the Disclosure Package.

(ee) Financial Statements. The consolidated historical financial statements and schedules of the predecessor to the Partnership and its consolidated subsidiaries included in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the financial condition, results of operations and cash flows of the predecessor to the Partnership as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The consolidated historical financial statements and schedules of the Partnership and its consolidated subsidiaries included in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the financial condition, results of operations and cash flows of the Partnership as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The audited balance sheet of the General Partner as of February 28, 2007 included in the Registration Statement, the Preliminary Prospectus and the Prospectus presents fairly the financial condition of General Partner as of the date indicated, complies as to form with the applicable accounting requirements of the Act and has been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the period involved (except as otherwise noted therein). The unaudited balance sheet of the General Partner as of September 30, 2007 included in the Registration Statement, the Preliminary Prospectus and the Prospectus presents fairly the financial condition of General Partner as of the date indicated, complies as to form with the applicable accounting requirements of the Act and has been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the period involved (except as otherwise noted therein). The pro forma financial statements of the Partnership and its consolidated subsidiaries included in the Registration Statement, the Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus. The pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The summary historical financial and operating information set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Summary—Summary Historical Financial and Operating Data” and the selected historical financial and operating information set forth under the caption “Selected Historical Financial and Operating Data” in the Registration Statement, the Preliminary Prospectus and the Prospectus is fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which it has been derived, unless expressly noted otherwise.

(ff) Independent Public Accountants. PricewaterhouseCoopers LLP, who has certified certain financial statements of the predecessor to the Partnership and its consolidated subsidiaries, the Partnership and its consolidated subsidiaries and the General Partner and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Act and the applicable published rules and regulations thereunder.

(gg) No Adverse Change. None of the Partnership Entities has sustained, since the date of the latest audited financial statements included in the Preliminary Prospectus and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, otherwise than as set forth or contemplated in the Preliminary Prospectus and the Prospectus; and since such date, except as described in the Preliminary Prospectus and the Prospectus, there has not been any change in the capitalization, increase in long-term debt, or decrease in net current assets of any of the Partnership Entities or any adverse change, or development involving a prospective adverse change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities, taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh) No Legal Proceedings. Except as described in the Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Partnership Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) draw into question the validity of this Agreement.

(ii) Title to Properties. Following consummation of the Transactions and on the Closing Date and each settlement date, the Partnership Entities will have good and marketable title to all real property and good title to all personal property described in the Disclosure Package or the Prospectus as owned or to be owned by the Partnership Entities, free and clear of all Liens except (i) as described, and subject to limitations contained, in the Disclosure Package and the Prospectus, (ii) that arise under the Credit

Agreement or (iii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Disclosure Package and the Prospectus; provided, that, with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Disclosure Package and the Prospectus.

(jj) Rights-of-Way. Following consummation of the Transactions and on the Closing Date and each settlement date, the Partnership Entities will have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Disclosure Package and the Prospectus, the Partnership Entities have, or following consummation of the Transactions will have, fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(kk) Title Policies. Except as described in the Disclosure Package and the Prospectus, at the Closing Date and each settlement date after giving effect to the Transactions, the Partnership Entities will have owner’s title policies or lessee’s leasehold title policies issued by an approved ALTA title insurance company with respect to properties which contain, in the aggregate, a material amount of the storage capacity of, other than leasehold title policies for which consent to transfer the underlying leasehold interest has not been obtained on the Closing Date or such settlement date, the Acquired Assets in such amounts and with such exclusions and exceptions as are commercially reasonable for properties of such type, and in each case such title policies will be in full force and effect.

(ll) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale and issuance by the Partnership of the Units.

(mm) Tax Returns. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse

Effect and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(nn) Insurance. The Partnership Entities carry or are entitled to the benefits of, insurance relating to the Crude Oil Business and, on the Closing Date and each settlement date, the Partnership Entities will carry or will be entitled to the benefits of, insurance relating to the Asphalt Business, in each case with financially sound and reputable insurers, in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect. The Partnership Parties have no reason to believe that the Partnership Entities will not be able to (i) renew their existing insurance coverage relating to the Crude Oil Business and the Asphalt Business as and when such policies expire or (ii) obtain comparable coverage relating to the Crude Oil Business and Asphalt Business from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(oo) Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Disclosure Package and the Prospectus or arising under the Credit Agreement.

(pp) Possession of Licenses and Permits. Following the consummation of the Transactions and on the Closing Date and each settlement date, the Partnership Entities and, with respect to the Asphalt Business, the Parent Seller Entities, will possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the Crude Oil Business and the Asphalt Business, as applicable, as presently conducted and as proposed to be conducted following the consummation of the Transactions as described in the Disclosure Package and the Prospectus, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Parent Seller Entities and the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Parent Seller Entities nor the Partnership Entities have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(qq) Environmental Laws. Each of the Partnership Entities and, with respect to the Asphalt Business, the Parent Seller Entities (i) is in compliance with applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted or as proposed to be conducted in the future as described in the Disclosure Package and the Prospectus, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the Partnership Entities and, with respect to the Asphalt Business, the Parent Seller Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities and, with respect to the Asphalt Business, the Parent Seller Entities have reasonably concluded that such associated costs and liabilities relating to their respective assets and businesses would not, singly or in the aggregate, have a Material Adverse Effect.

(rr) Possession of Intellectual Property. Except for such exceptions that would not reasonably be expected to result in a Material Adverse Effect, (i) the Partnership Entities and, with respect to the Asphalt Business, the Parent Seller Entities own or possess, or can acquire or use on reasonable terms, and following the consummation of the Transactions and on the Closing Date and each settlement date, the Partnership Entities will continue to own or possess, or will be able to acquire or use on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to carry on the Crude Oil Business and the Asphalt Business as presently conducted or as proposed to be conducted following the consummation of the Transactions as described in the Disclosure Package and the Prospectus (collectively, “Intellectual Property”), and (ii) the Partnership Entities and, with respect to the Asphalt Business, the Parent Seller Entities have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Parent Seller Entities or the Partnership Entities.

(ss) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Preliminary Prospectus or the Prospectus and is not so described.

(tt) ERISA. On the Closing Date and each settlement date, each Partnership Entity will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity (after giving effect to the Transactions) would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity (after giving effect to the Transactions) expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”). None of the Partnership Entities maintain a “pension plan.”

(uu) Description of Legal Proceedings and Contracts; Filing of Exhibits. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened or contemplated, against any of the Partnership Entities, or to which any of the SemGroup Entities is a party, or to which any of their properties or assets is subject, that are required to be described in the Registration Statement or the Disclosure Package that are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Disclosure Package or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Exchange Act or the rules and regulations thereunder. The statements included in the Registration Statement and the Disclosure Package, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings.

(vv) Sarbanes-Oxley Act of 2002. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the Nasdaq Global Market (the “Nasdaq”) that are effective and applicable to the Partnership.

(ww) Investment Company. None of the Partnership Entities is nor, after giving effect to the Transactions and the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will any of the Partnership Entities be an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xx) Internal Accounting Controls. Each Partnership Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Each Partnership Entity’s internal controls over financial reporting are effective and none of the Partnership Entities is aware of any material weakness in their internal control over financial reporting.

(yy) Disclosure Controls and Procedures. (i) Each Partnership Entity has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(zz) Other Sales; Market Stabilization. The Partnership has not sold or issued any Common Units during the six month period preceding the date of the Prospectus, other than Common Units issued pursuant to employee benefit plans. None of the Partnership Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(aaa) No Loans to Directors and Officers. The Partnership Entities have not extended credit in the form of a personal loan made, directly or indirectly, by any of the Partnership Entities to any director or executive officer of any of the Partnership Entities or to any family member or affiliate of any director or executive officer of any of the Partnership Entities.

(bbb) Foreign Corrupt Practices Act. No Partnership Entity nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of any Partnership Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Partnership Entities and, to the knowledge of the Partnership Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ccc) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership Parties, threatened.

(ddd) Office of Foreign Assets Control. No Partnership Entity nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of any Partnership Entity is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(eee) Lending Relationship. Except as disclosed in the Disclosure Package and the Prospectus, no SemGroup Entity (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(fff) Private Placement. The issuance and sale of 122,449 General Partner Units to the General Partner is exempt from the registration requirements of the Act, the rules and regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.

(ggg) Statistical Data. Any statistical and market-related data included in the Disclosure Package or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(hhh) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, any other materials, if any, permitted by the Act, including Rule 134.

(iii) Listing on the Nasdaq. The Units have been approved to be listed on the Nasdaq.

Any certificate signed by any officer of any of the Partnership Entities and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $22.9141 per unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 900,000 Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Units.

3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on February 20, 2008, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Option Units shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 5 hereof.

4. Agreements. Each of the Partnership Parties, jointly and severally, agrees with the several Underwriters that:

(a) Preparation of Prospectus and Registration Statement. Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Amendment or Supplement of Disclosure Package and Issuer Free Writing Prospectuses. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which (i) the Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus, the Partnership will (A) notify promptly the Representatives so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.

(c) Amendment of Registration Statement or Supplement of Prospectus. If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.

(d) Reports to Unitholders. The Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy, on a timely basis, the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e) Signed Copies of the Registration Statement and Copies of the Prospectus. The Partnership will furnish to the Representatives and counsel for the Underwriters, upon request and without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f) Qualification of Units. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g) Lock-Up Period. The Partnership will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership, SemGroup and SemGroup Holdings and each officer and director of the General Partner) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, provided, however, that the Partnership may issue and sell Common Units pursuant to the long-term incentive plan of the General Partner of the Partnership in effect at the Execution Time. Notwithstanding the foregoing, if (i) during the last 17 days of the 90-day restricted period, the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs; or (ii) prior to the expiration of the 90-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, then the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event. The Partnership will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 5(l) with prior notice of any such announcement or occurrence that gives rise to an extension of the restricted period.

(h) Price Manipulation. The Partnership Parties will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(i) Issuer Expenses. The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the Nasdaq; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder. The Underwriters agree to reimburse the Partnership for certain of the Partnership’s actual bona fide expenses in an amount up to the sum of (i) $179,250 and (ii) 0.00125 times the initial price to the public per Common Unit as set forth on the cover page of the Prospectus times the number of Option Units sold pursuant to this Agreement.

(j) Lease Consents. The Partnership agrees that, to the extent any material real property lease that constitutes part of the Acquired Assets requires the consent of the lessor to transfer such lease to the applicable Partnership Entity in accordance with the Purchase and Sale Agreement or the Contribution Agreement and such consent has not been obtained on or before the Closing Date, the Partnership shall use its commercially reasonable efforts to cause the Parent Seller Entities to obtain such consent as promptly as practicable after the Closing Date.

(k) Free Writing Prospectuses. The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Partnership Parties made in any certificates pursuant to the provisions hereof, to the performance by the Partnership Parties of their obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused Baker Botts L.L.P., counsel for the Partnership, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) Formation and Qualification of the SemGroup Delaware Entities. Each of the Partnership, the General Partner, Employee Sub, the OLLC, the Asphalt Sub, New SemCrude LLC and SemPipe GP (the “SemGroup Delaware Entities”) has been duly formed or incorporated, as applicable, and is validly existing as a limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of the State of Delaware with full power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease and to operate its properties and conduct its business, in each case as described in the Disclosure Package and the Prospectus. Each of the SemGroup Delaware Entities is duly qualified to transact business and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.

(ii) Formation and Qualification of SemPipe. SemPipe has been duly formed and is validly existing as a limited partnership and is in good standing under the laws of the State of Texas with full power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease and to operate its properties and conduct its business, in each case as described in the Disclosure Package and the Prospectus. SemPipe is duly qualified to transact business and is in good standing as a foreign limited partnership in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.

(iii) Power and Authority to Act as a General Partner. The General Partner has full limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and Prospectus.

(iv) Ownership of the General Partner. SemGroup Holdings owns all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement, and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act); and SemGroup Holdings owns such membership interests free and clear of all Liens, except restrictions on transferability and other Liens as described in the Disclosure Package, the Prospectus or the GP LLC Agreement and Liens created by or arising under the Delaware LLC Act, (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SemGroup Holdings as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(v) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens, except restrictions on transferability and other Liens as described in the Disclosure Package, the Prospectus or the Partnership Agreement or Liens created by or arising under the Delaware LP Act, (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(vi) Ownership of Subordinated Units and Incentive Distribution Rights. SemGroup Holdings owns 12,570,504 Subordinated Units and the General Partner owns 100% of the IDRs; all of such Subordinated Units and IDRs and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and SemGroup Holdings owns such Subordinated Units and the General Partner owns the IDRs, in each case free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package, the Prospectus, the Partnership Agreement or Liens created by or arising under the Delaware LP Act) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SemGroup Holdings or the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(vii) Valid Issuance of the Units. The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).

(viii) Capitalization. After giving effect to the offering of the Firm Units as contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership will consist of 20,375,000 Common Units, 12,570,504 Subordinated Units, 672,357 General Partner Units and the IDRs.

(ix) Ownership of the OLLC. The Partnership owns all of the issued and outstanding membership interests of the OLLC; such membership interests have been duly authorized and validly issued in accordance with the OLLC LLC Agreement and are fully paid (to the extent required by the OLLC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package, the Prospectus or the OLLC LLC Agreement and Liens created by or arising under the Delaware LLC Act or arising under the Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(x) Ownership of the Asphalt Sub. After giving effect to the Transactions, the OLLC owns all of the issued and outstanding membership interests of the Asphalt Sub; such membership interests have been duly authorized and validly issued in accordance with the Asphalt Sub LLC Agreement and are fully paid (to the extent required by the Asphalt Sub LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the OLLC owns such membership interests free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package, the Prospectus or the Asphalt Sub LLC Agreement and Liens created by or arising under the Delaware LLC Act or arising under the Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the OLLC as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(xi) Ownership of New SemCrude LLC. The OLLC owns all of the issued and outstanding membership interests of New SemCrude LLC; such membership interests have been duly authorized and validly issued in accordance with the New SemCrude LLC Agreement and are fully paid (to the extent required by the New SemCrude LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the OLLC owns such membership interests free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package, the Prospectus or the New SemCrude LLC Agreement and Liens created by or arising under the Delaware LLC Act or arising under the Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the OLLC as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(xii) Ownership of SemPipe GP. New SemCrude LLC owns all of the issued and outstanding membership interests of SemPipe GP; such membership interests have been duly authorized and validly issued in accordance with the SemPipe GP LLC Agreement and are fully paid (to the extent required by the SemPipe GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and New SemCrude LLC owns such membership interests free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package, the Prospectus, the SemPipe GP LLC Agreement or Liens created by or arising under the Delaware LLC Act or arising under the Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming New SemCrude LLC as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(xiii) Ownership of the General Partner Interest in SemPipe. SemPipe GP is the sole general partner of SemPipe with a 0.5% general partner interest in SemPipe; such general partner interest has been duly authorized and validly issued in accordance with the SemPipe Partnership Agreement; and SemPipe GP owns such general partner interest free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure

Package, the Prospectus, the SemPipe Partnership Agreement or Liens created by or arising under the Texas LP Act or arising under the Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SemPipe GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(xiv) Ownership of the Limited Partner Interest in SemPipe. New SemCrude LLC owns a 99.5% limited partner interest in SemPipe; such limited partner interest has been duly authorized and validly issued in accordance with the SemPipe Partnership Agreement and is fully paid (to the extent required under the SemPipe Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 3.03, 5.02 and 6.07 of the Texas LP Act); and New SemCrude LLC owns such limited partner interest free and clear of all Liens (except restrictions on transferability and other Liens as described in the Disclosure Package, the Prospectus, the SemPipe Partnership Agreement or Liens created by or arising under the Texas LP Act or arising under the Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming New SemCrude LLC as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(xv) No Preemptive Rights, Registration Rights or Options. Except as identified in the Disclosure Package and the Prospectus, there are no outstanding options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities, in each case pursuant to the their respective Organizational Documents or any other agreement or instrument listed as an exhibit to the Registration Statement, in either case to which any of the Partnership Entities is a party or by which any of them may be bound. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than as described in the Disclosure Package and the Prospectus, as set forth in the Partnership Agreement or as have been waived.

(xvi) Authority and Authorization. Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units to the Underwriters, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Disclosure Package and the Prospectus. All partnership and limited liability company action, as the case may be, required to be taken by the SemGroup Delaware Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the SemGroup Delaware Entities of the Asphalt Sub LLC Agreement and the Credit Agreement (the “Covered Operative Agreements”) and the consummation of the transaction contemplated by this Agreement and the Covered Operative Agreements to be completed on or prior to the Closing Date has been validly taken.

(xvii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(xviii) Authorization and Enforceability of the Covered Operative Agreements. The Covered Operative Agreements have been duly authorized, executed and delivered by the SemGroup Delaware Entities that are parties thereto and are valid and legally binding agreements of the SemGroup Delaware Entities that are parties thereto, enforceable against such parties in accordance with their terms; provided, that, with respect to each agreement described in this paragraph (xviii), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xix) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and the Covered Operative Agreements by the SemGroup Delaware Entities parties hereto or thereto, as the case may be, or (iii) the consummation of any other transactions contemplated by this Agreement or the Covered Operative Agreements, (A) constitutes or will constitute a violation of the Organizational Documents of any of the SemGroup Delaware Entities or SemPipe, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument filed as an exhibit to the Registration Statement that is governed by the laws of the States of Texas, New York or Delaware, (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”), the laws of the State of Texas or federal law, (D) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or other authority known to such counsel having jurisdiction over any of the SemGroup Delaware Entities, SemPipe or any of their properties or assets in a proceeding to which any of them or their property is a party or (E) results or will result in the creation or imposition of any Lien upon any property or assets of any of the SemGroup Delaware Entities or SemPipe (other than Liens created pursuant to the Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C), (D) or (E), would have a Material Adverse Effect or a material adverse effect on the ability of any of the SemGroup Delaware Entities or SemPipe to consummate the transactions contemplated by this Agreement or the Covered Operative Agreements; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti fraud laws.

(xx) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law or federal law is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Covered Operative Agreements by the SemGroup Delaware Entities that are parties thereto, the execution, delivery and performance by the SemGroup Delaware Entities that are parties thereto of their respective obligations under the other Covered Operative Agreements or the consummation of the transactions contemplated by this Agreement or the Covered Operative Agreements contemplated thereby except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iv) as disclosed in the Disclosure Package and the Prospectus.

(xxi) Effectiveness of Registration Statement. The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened.

(xxii) Form of Registration Statement and Prospectus. The Registration Statement, on the Effective Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Act, except that in each case such counsel need express no opinion with respect to the financial statements or other financial and statistical data contained in or omitted from the Registration Statement or the Prospectus.

(xxiii) Description of Common Units. The statements included in the Registration Statement and the Disclosure Package under the captions “Summary—The Offering,” “Cash Distribution Policy,” “Description of the Common Units,” and “The Partnership Agreement” insofar as they purport to constitute summaries of the terms of the Common Units (including the Units), are accurate summaries of the terms of such Common Units in all material respects.

(xxiv) Descriptions and Summaries. The statements included in the Registration Statement and the Disclosure Package under the captions “Cash Distribution Policy,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “The Partnership Agreement,”

“Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Description of Credit Facility” and “Investment in SemGroup Energy Partners, L.P. by Employee Benefit Plans” insofar as they purport to constitute summaries of the terms of federal or Texas statutes, rules or regulations or the Delaware LP Act or the Delaware LLC Act, any legal and governmental proceedings or any contracts, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts in all material respects. The description of the federal statutes, rules and regulations set forth in the Prospectus under “Business—Regulation” and “Business—Environmental, Health and Safety Risks” constitute accurate summaries of the terms of such statutes, rules and regulations in all material respects.

(xxv) Tax Opinion. The opinion of Baker Botts L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

(xxvi) Investment Company. None of the Partnership Entities is, nor after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will any of the Partnership Entities be, an “investment company” as defined in the Investment Company Act.

(xxvii) Material Agreements. To the knowledge of such counsel, there are no (i) legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required or, if determined adversely to any Partnership Entity, would individually or in the aggregate have a Material Adverse Effect; and (ii) agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law, the DGCL, the Delaware LP Act and the Delaware LLC Act, the laws of the State of New York and the laws of the State of Texas, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the SemGroup Delaware Entities and SemPipe, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters) and (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property and assume that the descriptions of interests in property described in the Contribution Agreement are accurate and describe the interests intended to be conveyed thereby (and that references in the Contribution Agreement to other instruments of record are correct and that such recorded instruments contain legally sufficient property descriptions) or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the SemGroup Delaware Entities or SemPipe may be subject.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Parties, the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or

(C) the Prospectus, as of its date and on the Closing Date or the settlement date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting information, included in the Registration Statement, the Prospectus or the Disclosure Package, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

(c) The Partnership shall have requested and caused Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., counsel for the Partnership, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) Each of SemGroup, SemOperating and SemMaterials (the “SemGroup Oklahoma Entities”) has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, and is in good standing under the laws of the State of Oklahoma with full power and authority necessary to enter into and perform its obligations under the Transaction

Documents to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case as described in the Disclosure Package and the Prospectus. Each of the SemGroup Oklahoma Entities is duly qualified to transact business and is in good standing as a foreign limited partnership or foreign limited liability company in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.

(ii) SemManagement has been duly formed and is validly existing as a limited liability company, and is in good standing under the laws of the State of Delaware with full power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case as described in the Disclosure Package and the Prospectus. SemManagement is duly qualified to transact business and is in good standing as a foreign limited liability company in each jurisdiction set forth on an annex to be attached to such counsel’s opinion.

(iii) All partnership or limited liability company action required to be taken by the SemGroup Oklahoma Entities, SemManagement or any of their stockholders, members or partners for the execution and delivery by the SemGroup Oklahoma Entities and SemManagement of the Operative Agreements and the consummation of the transaction contemplated by the Operative Agreements to be completed on or prior to the Closing Date has been validly taken.

(iv) The Amended Omnibus Agreement, Terminalling Agreement, the Contribution Agreement, the Purchase and Sale Agreement and the Access and Use Agreement (the “Applicable Operative Agreements”) have been duly authorized, executed and delivered by the SemGroup Entities that are parties thereto and are valid and legally binding agreements of the SemGroup Entities that are parties thereto, enforceable against such parties in accordance with their terms; provided, that, with respect to each agreement described in this paragraph (v), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(v) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the State of Oklahoma having jurisdiction over the SemGroup Entities or any of their respective properties is required in connection with the execution, delivery and performance of the Applicable Operative Agreements by the SemGroup Entities that are parties thereto, the execution, delivery and performance by the SemGroup Entities that are parties thereto of their respective obligations under the other Applicable Operative Agreements or the consummation of the transactions contemplated by the Applicable Operative Agreements (including the Transactions and the conveyance of properties or evidence of title to properties located in the State of Oklahoma purported to be conveyed by the instruments of conveyance that are part of the Transactions) contemplated thereby except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iv) as disclosed in the Disclosure Package and the Prospectus.

(vi) Each of the instruments of conveyance that is part of the Transactions, assuming the due authorization, execution and delivery thereof by the parties thereto, to the extent it is a valid and legally binding agreement under the laws of the State of Oklahoma and that such law applies thereto, is a valid and legally binding agreement of the parties thereto under the laws of the State of Oklahoma, enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); each of those instruments of conveyance is in a form legally sufficient as between the parties thereto to transfer or convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the ownership interests in the Asphalt Business purported to be transferred thereby, as described in the Contribution Agreement, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Agreement and those set forth in the Disclosure Package and the Prospectus.

(vii) None of (i) the execution, delivery and performance of this Agreement and the Applicable Operative Agreements by the SemGroup Entities parties hereto or thereto, as the case may be, or (ii) the consummation of any other transactions contemplated by the Applicable Operative Agreements (including the Transactions), (A) constitutes or will constitute a violation of the Organizational Documents of any of the SemGroup Oklahoma Entities or SemManagement, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument filed as an exhibit to the Registration Statement or any other agreement listed on an annex attached to such counsel’s opinion, (C) violates or will violate the laws of the State of Oklahoma or federal law, (D) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or other authority known to such counsel having jurisdiction over any of the SemGroup Oklahoma Entities or SemManagement or any of their properties or assets in a proceeding to which any of them or their property is a party or (E) results or will result in the creation or imposition of any Lien upon any property or assets of any of the SemGroup Oklahoma Entities or SemManagement (other than Liens created pursuant to the Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C), (D) or (E), would have a Material Adverse Effect or a material adverse effect on the ability of any of the SemGroup Oklahoma Entities or SemManagement to consummate the transactions (including the Transactions) provided for in the Operative Agreements; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti fraud laws.

(viii) The statements made in the Prospectus under the captions “The Acquired Assets—Terminalling Agreement,” “The Acquired Assets—Access and Use Agreement,” “Certain Relationships and Related Party Transactions—Amended Omnibus Agreement,” “Certain Relationships and Related Party Transactions—Terminalling Agreement” and “Certain Relationships and Related Party Transactions—Access and Use Agreement,” insofar as such statements purport to constitute summaries of the contracts referred to therein, constitute accurate summaries of such contracts in all material respects.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of SemGroup Entities and upon information obtained from public officials, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (C) state that such counsel’s opinion is limited to federal law, the DGCL, the Delaware LP Act, the Delaware LLC Act and to the laws of the State of Oklahoma and (D) state that such counsel expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the SemGroup Entities may be subject.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the SemGroup Entities, the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or

(C) the Prospectus, as of its date and on the Closing Date or the settlement date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting information, included in the Registration Statement, the Prospectus or the Disclosure Package, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

(d) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Partnership Parties shall have furnished to the Representatives a certificate of the Partnership, signed on behalf of the Partnership by the Chief Executive Officer and Chief Financial Officer of the General Partner dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Units, and this Agreement and that:

(i) the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Partnership Parties have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Partnership Parties, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(f) [Intentionally omitted]

(g) The Partnership Parties shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives and Vinson & Elkins L.L.P., confirming that PricewaterhouseCoopers LLP is an independent registered public accounting firm within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder, adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”), and that it has audited (i) the financial statements of the predecessor of the Partnership at December 31, 2005 and 2006 and for each of three years in the period ended December 31, 2006, (ii) the balance sheet of the Partnership as of February 28, 2007 and (iii) the balance sheet of the General Partner as of February 28, 2007. In addition such letters shall confirm that PricewaterhouseCoopers LLP has performed a review of the unaudited interim financial information of the predecessor of the Partnership and the Partnership for the nine-month period ended September 30, 2007 and as of September 30, 2007, in accordance with Statement on Auditing Standards No. 100 and stating in effect that:

(i) in their opinion the audited financial statement of the predecessor of the Partnership as of December 31, 2005 and 2006, and for each of the three years in the period ended December 31, 2006, included in the Registration Statement and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of a reading of the latest unaudited financial statements of the Partnership included in the Registration Statement; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial statements for the nine month period ended September 30, 2007 and as of September 30, 2007; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the partners and the Board of Directors (and its audit and compensation committees) of the Partnership and the General Partner since December 31, 2006 through a specified date not more than three days prior to the date of the letter; and inquiries of certain officials who have responsibility for financial and accounting matters of the Partnership as to transactions and events subsequent to September 30, 2007 and regarding the specific items for which representations are requested below, nothing came to their attention as a result of the foregoing procedures that caused them to believe that:

(A) the unaudited interim financial statements of the Partnership for the nine months ended September 30, 2007 and as of September 30, 2007 included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1;

and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement;

(B) with respect to the period subsequent to September 30, 2007, there was any increase, at a specified date not more than three days prior to the date of the letter, in the long-term debt of the Partnership as compared with the amounts shown on the September 30, 2007 unaudited combined balance sheet included in the Registration Statement, or for the period from the date of the latest statement of operations included in the Registration Statement to such specified date there were any decreases, as compared with the corresponding period in the preceding year in total operating revenues of the predecessor of the Partnership, except in all instances for decreases set forth in such letter, in which case the Partnership shall provide written explanation as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

(C) any material modifications should be made to the unaudited interim financial statements of the Partnership for the nine-month period ended September 30, 2007 included in the Registration Statement for them to be in conformity with generally accepted accounting principles; or

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting or financial nature (which is limited to accounting or financial information obtained from the general accounting records of the predecessor of the Partnership, the General Partner or the Partnership, which are subject to control over financial reporting or which has been derived directly from such accounting records) set forth in the Registration Statement, agrees with the accounting records of the predecessor of the Partnership, the General Partner or the Partnership, or computations made therefrom, excluding any questions of legal interpretation; and

(iv) on the basis of a reading of the unaudited pro forma statements of operations for the year ended December 31, 2006 and for the nine months ended September 30, 2007, included in the Registration Statement (the “pro forma financial statements”); inquiries of certain officials of the Partnership who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma condensed financial statements, nothing came to their attention which caused them to believe that the unaudited pro forma condensed financial statements of the Partnership included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i) Prior to the Closing Date, the Partnership Parties shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership Entities’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) The Units shall have been listed and admitted and authorized for trading on the Nasdaq Global Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(l) At the Execution Time, the Partnership Parties shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from SemGroup, SemGroup Holdings, the General Partner and from each officer and director of the General Partner.

(m) The Partnership Parties shall have furnished to the Representatives evidence satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the Closing Date, in each case as described in the Disclosure Package and the Prospectus without modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the Closing Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 5 shall be delivered at the office of Baker Botts LLP, counsel for the Partnership, at 2001 Ross Avenue, Suite 600, Dallas, Texas 75201, on the Closing Date and any subsequent settlement date, if applicable.

6. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9(i) hereof or because of any refusal, inability or failure on the part of the Partnership Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership Parties will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

7. Indemnification and Contribution.

(a) Each of the Partnership Parties agrees, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”), to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto or any other “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or actions in respect thereof); provided, however, that none of the Partnership Parties will be liable in any such case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Partnership Parties, each of the General Partner’s directors and officers who sign the Registration Statement, and each person who controls any of the Partnership Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership Parties by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each Partnership Party acknowledges that, under the heading “Underwriting,” (i) the sentences related to concessions and reallowances and (ii) the paragraphs related to stabilization, syndicate covering transactions, penalty bids and electronic delivery of the Prospectus in the Preliminary Prospectus and the Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or

(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties and the Underwriters severally agree to contribute to the aggregate Losses to which the Partnership Parties such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and by the Underwriters, on the other, from the offering of the Units. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations; provided, however, that the case of either of the two preceding sentences, in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership Parties within the meaning of either the Act or the Exchange Act, each officer of the any of the Partnership Parties who shall have signed the Registration Statement and each director of any of the Partnership Parties shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Units set forth opposite their names in Schedule I hereto bears to the aggregate number of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership Parties. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the Nasdaq, (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Preliminary Prospectus or the Prospectus.

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013; Attention: General Counsel (fax no.: (212) 449-6700) and Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (fax no.: (646) 834-8133), with a copy to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor New York, New York 10022; or, if sent to the Partnership, will be mailed, delivered or telefaxed to SemGroup Energy Partners, L.P. and confirmed to it at Two Warren Place, 6120 South Yale Avenue, Suite 500, Tulsa, Oklahoma 74136, Attention: Kevin L. Foxx (fax no.: (918) 524-8290) with a copy to Baker Botts LLP, 2001 Ross Avenue, Suite 600, Dallas, Texas 75201, Attention: Doug Rayburn (fax no.: (214) 661-4634) and Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., 320 South Boston Avenue, Suite 200, Tulsa, Oklahoma 74103, Attention: Michael D. Cooke (fax no.: (918) 594-0505).

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13. No Fiduciary Duty. Each of the Partnership Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership Parties and (c) the Partnership Parties’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Partnership Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership Parties on related or other matters). Each of the Partnership Parties agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the Partnership Parties, in connection with such transaction or the process leading thereto.

14. Research Analyst Independence. The Partnership Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by such Underwriters’ investment banking divisions. The Partnership Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. EACH OF THE PARTNERSHIP PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of a signal counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” means 5:00 (Eastern time) on February 13, 2008 or such other time as agreed by the Partnership Parties and the Representatives.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Units, (ii) the Issuer Free Writing Prospectuses, if any, and the price to the public, the number of Firm Units and the number of Option Units, each as identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus,” as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the several Underwriters.

Very truly yours,

SemGroup Energy Partners, L.P.

By:	SemGroup Energy Partners G.P., L.L.C., its general partner

By:	/s/ Kevin L. Foxx
Name:	Kevin L. Foxx
Title:	President and Chief Executive Officer

SemGroup Energy Partners G.P., L.L.C.

By:	/s/ Kevin L. Foxx
Name:	Kevin L. Foxx
Title:	President and Chief Executive Officer

SemGroup Energy Partners Operating, L.L.C.

By:	/s/ Kevin L. Foxx
Name:	Kevin L. Foxx
Title:	President and Chief Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

Citigroup Global Markets Inc.
Lehman Brothers Inc.

By:	Citigroup Global Markets Inc.

By:	/s/ John Ciolek
Name:	John Ciolek
Title:	Managing Director

By:	Lehman Brothers Inc.

By:	/s/ Arlene Salmonson
Name:	Arlene Salmonson
Title:	Vice President

For itself and the other

several Underwriters named

in Schedule I to the foregoing

Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Units to be Purchased
Citigroup Global Markets Inc.	1,650,000
Lehman Brothers Inc.	1,650,000
Goldman, Sachs & Co.	465,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	465,000
UBS Securities LLC	465,000
Wachovia Capital Markets, L.L.C.	465,000
J.P. Morgan Securities Inc.	210,000
Raymond James & Associates, Inc.	210,000
RBC Capital Markets Corporation	210,000
SMH Capital Inc.	210,000

Total	6,000,000

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SCHEDULE II

Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package

Issuer Free Writing Prospectus:	Free Writing Prospectus filed February 13, 2008

Pricing Information:	$23.90 per Common Unit

Unit Information:	Firm Units: 6,000,000

Option Units: 900,000

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EXHIBIT A

FORM OF LOCK-UP LETTER

February 13, 2008

Citigroup Global Markets Inc.

Lehman Brothers Inc.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among SemGroup Energy Partners, L.P. (the “Partnership”), SemGroup Energy Partners G.P., L.L.C., SemGroup Energy Partners Operating, L.L.C. and you as representatives (the “Representatives”) of a group of Underwriters named therein, relating to an underwritten public offering of common units, representing limited partner interests (the “Partnership Units”), in the Partnership.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement (the “Lock-up Period”), other than Partnership Units disposed of as bona fide gifts approved by the Representatives.

Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the Lock-up Period, the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs; or (ii) prior to the expiration of the Lock-up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

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If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

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